EXHIBIT 1
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                              INVESTORS' AGREEMENT


         This INVESTORS' AGREEMENT (this "AGREEMENT") is made as of June 17, 2003, between United Road Services, Inc., a Delaware corporation (the "COMPANY"), Blue Truck Acquisition, LLC, a Delaware limited liability company ( "BLUE TRUCK"), CFE, Inc., a Delaware corporation ("CFE"), Charter URS LLC, a Delaware limited liability company ("CHARTER") and Michael Wysocki ("WYSOCKI", and together with Blue Truck, CFE and Charter, the "INVESTORS").

         WHEREAS, the Company and Blue Truck have entered into that certain Exchange Agreement, dated as of even date herewith (the "BLUE TRUCK EXCHANGE AGREEMENT"), pursuant to which, among other things, the Company is issuing shares of its Series B Participating Convertible Preferred Stock ("SERIES B PREFERRED") to Blue Truck;

         WHEREAS, the Company and CFE have entered into that certain Exchange Agreement, dated as of even date herewith (the "CFE EXCHANGE AGREEMENT"), pursuant to which, among other things, the Company is issuing shares of Series B Preferred to CFE;

         WHEREAS, the Company and Charter have entered into that certain Exchange Agreement, dated as of even date herewith (the "CHARTER EXCHANGE AGREEMENT", and together with the Blue Truck Exchange Agreement and the CFE Exchange Agreement, the "EXCHANGE AGREEMENTS"), pursuant to which, among other things, the Company is issuing shares of its Series C Participating Convertible Preferred Stock ("SERIES C PREFERRED") to Charter;

         WHEREAS, the Company has issued options (the "OPTIONS") to purchase shares of Series C Preferred to Wysocki and Charter pursuant to a Credit Enhancement Agreement, dated as of even date herewith, by and among the Company, Wysocki and Charter (the "CREDIT ENHANCEMENT AGREEMENT"); and

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Exchange Agreements and the issuance of the Options pursuant to the Credit Enhancement Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.       DEFINITIONS.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  1.1 "AFFILIATE" of a Person means any other Person who is controlled by, controls or is under common control with such Person.

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                  1.2     "ANCILLARY AGREEMENTS" means the Exchange Agreements,
the Credit Enhancement Agreement and other documents executed and delivered in connection herewith and therewith.

                  1.3 "CLOSING" means the closing of the transactions contemplated by the Exchange Agreements.

                  1.4 "CLOSING DATE" means the date on which the Closing occurs.

                  1.5      "COMMON STOCK" means the common stock of the Company.

                  1.6 "COMPANY BOARD" means the Board of Directors of the Company.

                  1.7 "CONVERSION TRIGGER DATE" shall have the meaning given to such term in Section 5(a) of the certificates of designations relating to the Preferred Stock.

                  1.8 "CONVERTED SHARES" means the shares of Common Stock actually received by the Original Holders upon conversion of some or all of the shares of Series B Preferred or Series C Preferred.

                  1.9 "CURRENT COMPANY DIRECTORS" means the members of the Board of Directors of the Company as constituted immediately prior to the Closing.

                  1.10     "INVESTOR NOMINEE" has the meaning set forth in
Section 2.1.2

                  1.11 "MAJORITY HOLDERS" shall mean the holders of a majority of the outstanding shares of Series C Preferred.

                  1.12 "ORIGINAL HOLDERS" shall mean the Investors and any Permitted Transferees who execute an agreement to be bound by the terms and the conditions of this Agreement.

                  1.13 "PERMITTED TRANSFEREE" means any Affiliate, partner, member or stockholder of an Investor.

                  1.14 "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

                  1.15 "PREFERRED STOCK" means the Series B Preferred and Series C Preferred.

                  1.16 "QUALIFIED PUBLIC OFFERING" shall means a firm commitment underwritten public offering of Common Stock by the Company after the date hereof, that is first issued with a nationally recognized investment banking firm at a price per share offered to the public of at least $0.02 (as adjusted for any stock splits, stock dividends, combinations, recapitalizations, reclassifications or other similar events), in a total offering including gross proceeds of at least $30,000,000 before deduction of underwriting commissions and expenses of the offering.

                  1.17     "STOCK" means the capital stock of the Company.


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

                  1.18 "STOCKHOLDERS" means all of the holders of capital stock of the Company and "Stockholder" shall mean any such Person.

                  1.19 "TRANSFER" means to sell, assign, transfer (voluntarily or involuntarily), exchange (by merger or otherwise) or otherwise dispose of.

         2.       CORPORATE GOVERNANCE.

                  2.1      ELECTION OF DIRECTORS.

                           2.1.1    RESIGNATION OF DIRECTORS AND FILLING OF
VACANCIES. Effective as of the Closing, the Current Company Directors that are listed on SCHEDULE A to this Agreement, shall resign as directors, such resignations to be evidenced by letters of resignation delivered to the Company on or prior to the Closing Date, and the remaining Current Company Directors shall fill the vacancies caused by such resignations with the persons listed on SCHEDULE B to this Agreement, such that immediately after the Closing, the Company Board shall consist of seven (7) members, I.E., four (4) members designated by Charter, one member designated by Blue Truck, Wysocki and Gerald Corcoran ("CORCORAN").

                           2.1.2    RIGHT TO APPOINT DIRECTORS. From and after
the Closing:

                                    (a)     The Majority Holders may, from time
to time, cause the number of directors that compose the Company Board to increase or decrease.

                                    (b)     Blue Truck (or one of its designated
Affiliates) shall have the right to designate one member to the Company Board (the "BLUE TRUCK NOMINEE"), on the terms and conditions provided in the certificate of designations relating to the Series B Preferred.

                                    (c)     Charter (or one of its designated
Affiliates) shall have the right to designate members to the Company Board ("SERIES C NOMINEES", and together with the Blue Truck Nominee, the "INVESTOR NOMINEES"), on the terms and conditions provided in the certificate of designations relating to the Series C Preferred.

                                    (d)     Wysocki shall be entitled to serve
as a member of the Company Board for so long as he remains continuously employed by the Company. Corcoran shall not have such right.

                                    (e)     If at any time Charter elects to
designate less members to the Company Board than it is otherwise entitled under the certificate of designations relating to the Series C Preferred, the Investors and the Company shall take all necessary corporate action to vest the appropriate number of Company Board votes (I.E., the number of Series C Nominees Charter is entitled to designate) in the existing Series C Designees, including, but in no way limited to, the designation of the Series C Designees as directors with more than one vote.

                  2.2      REMOVAL AND REPLACEMENT OF DIRECTORS.

                           2.2.1    REMOVAL OF INVESTOR NOMINEES.


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

                                   (a)      If at any time Charter (or one of
its designated Affiliates) notifies the Company Board of its wish to remove any Series C Nominee from the Company Board, or Blue Truck (or one of its designated Affiliates) notifies the Company Board of its wish to remove the Blue Truck Nominee from the Company Board, the Investors shall use their best efforts to cause the Company Board to vote to remove the applicable Investor Nominee provided that such Investor Nominee can be removed in accordance with the Company's Bylaws and the Delaware General Corporation Law. If the Company Board fails to remove such Investor Nominee, the Investors shall vote all their shares of Stock to so remove the applicable Investor Nominee provided that he or she may be removed in accordance with the Company's Bylaws and the Delaware General Corporation Law.

                                    (b)     Removal of an Investor Nominee by
the Company Board or the Investors requires the prior written consent of Charter (or one of its designated Affiliates), if he or she is a Series C Nominee and Charter continues to have the right to appoint a successor to such Series C Nominee under the certificate of designations relating to the Series C Preferred, or Blue Truck (or one of its designated Affiliates), if he or she is a Blue Truck Nominee and Blue Truck continues to have the right to appoint a director under the certificate of designations relating to the Series B Preferred, unless such removal is based upon the gross negligence or willful misconduct of the applicable Investor Nominee.

                           2.2.2    REPLACEMENT OF DIRECTORS. If at any time
after the Closing Date, a vacancy is created on the Company Board by reason of the incapacity, death, removal or resignation of, or the expiration of the term of, any Investor Nominee, then: (i) if such Investor Nominee was a Series C Nominee and Charter (or one of its designated Affiliates) continues to have the right to appoint a successor to such Series C Nominee, Charter (or one of its designated Affiliates) shall be entitled to designate an individual to fill such vacancy and (ii) if such Investor Nominee was a Blue Truck Nominee, Blue Truck (or one of its designated Affiliates), as long as Blue Truck continues to have the right to designate a director under the certificate of designations relating to the Series B Preferred, shall be entitled to designate an individual to fill such vacancy. If at any time after the Closing Date, a vacancy is created on the Company Board by reason of the incapacity, death, removal or resignation of, or the expiration of the term of, any member of the Company Board that is not an Investor Nominee, such vacancy shall be filled in accordance with governing documents of the Company and applicable law.

                           2.2.3    STOCKHOLDER MEETINGS. At each meeting of
Stockholders of the Company at which directors are elected, the nominees for directors proposed by the Company Board shall include those nominees as are necessary to comply with Section 2.1.2, including Wysocki in accordance with
Section 2.1.2(d). Each of the Original Holders shall vote its shares of Stock and each Original Holder shall take all other actions necessary, to designate directors in accordance with this Section 2 and ensure that the Company's Certificate of Incorporation and Bylaws facilitate and do not at any time conflict with any provision of this Agreement.

                  2.3 BOARD MEMBERS. All Investor Nominees and Wysocki (in his capacity as a director) shall be entitled to the same indemnification rights as are accorded the other members of the Company Board. The Company shall at all times maintain a directors' and officers' insurance policy covering all the members of the Company Board.


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

         3.       PREEMPTIVE RIGHTS.

                  3.1 The Company shall not issue any Common Stock or other Stock or any securities convertible into or exchangeable into Common Stock or other Stock or an option or right to acquire Common Stock or other Stock (the "OFFERED SHARES") for cash (or any other form of consideration in the case of an issuance to Charter or any of its Affiliates) without first complying with this
Section 3, unless such issuance is (i) pursuant to any stock option plan, stock purchase plan or other benefit plan, in each case for directors, officers and/or employees and approved by the Company Board, (ii) pursuant to a registration statement of the Company that is declared effective by the Securities and Exchange Commission, or (iii) with respect to the exercise or conversion of securities convertible into or exchangeable into Common Stock or other Stock or options or rights to acquire Common Stock or other Stock.

                  3.2 In the event that the Company proposes to make an issuance requiring compliance with this Section 3, it shall first offer in writing (the "PREEMPTIVE OFFER") to each Original Holder the right to purchase, at the same price, subject to Section 3.4, and on the same terms as the proposed issuance giving rise to the Preemptive Offer, a number of Offered Shares equal to the product of (a) the total number of Offered Shares and (b) a fraction, the numerator of which is the number of Converted Shares owned by such Original Holder and/or shares of Common Stock into which all shares of Series B Preferred and/or Series C Preferred owned by such Original Holder is then convertible (or would be convertible following the Conversion Trigger Date) and the denominator of which is the total number of outstanding shares of Common Stock (on a fully diluted basis after giving effect to the conversion or exchange, as applicable, of all in-the-money securities convertible into or exchangeable into, or options or rights to acquire, Common Stock). The Preemptive Offer shall be sent to the Original Holders not less than 30 days prior to the proposed consummation of such issuance. The Original Holders shall have the right to accept the Preemptive Offer for all, but not less than all, of the Offered Shares offered to it under the Preemptive Offer by written notice to the Company within 15 days of receipt by it of the Preemptive Offer. Any such acceptance shall be irrevocable.

                  3.3 In the event that an Original Holder shall accept a Preemptive Offer, the closing of the sale and purchase of the applicable Offered Shares shall occur, subject to Section 3.4, within 15 days after acceptance may be made or simultaneously with the sale of Offered Shares giving rise to the obligation of the Company to make the Preemptive Offer, whichever is later, except that the Company Board may determine to cancel the sale of shares of capital stock giving rise to the obligation of the Company to make the Preemptive Offer under this Section 3, in which case no such sale and purchase is required to occur. In the event that such closing does not occur within the time period prescribed by this Section 3.3, any subsequent issuance of securities must be made in accordance with the terms of this Section 3, if applicable.

                  3.4 In the event of an issuance of shares other than for cash, an Original Holder that has, and elects to exercise, rights under this
Section 3 shall purchase the shares offered to it under the Preemptive Offer for cash at a price per share equal to the value per share received by the Company for the Offered Shares. Such price per share shall be determined by the Board of Directors in good faith and with due care. If the majority of the Original Holders that have elected to purchase shares pursuant to this Section 3 object to such valuation (the "OBJECTING HOLDERS"), in writing, within 10 days after being notified of such valuation (the


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

"OBJECTION NOTICE"), the valuation shall be determined by an arbitrator mutually selected by a majority of the Objecting Holders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 3 days after the Objection Notice, the valuation shall be determined by an arbitration in which
(i) the Objecting Holders shall have named in the Objection Notice an arbitrator, (ii) the Board of Directors shall name a second arbitrator within 5 days from the receipt of the Objection Notice, (iii) the arbitrators selected by the Objecting Holders and the Board of Directors shall together select a third arbitrator within 5 days thereafter, and (iv) the three arbitrators thus selected shall determine the valuation within 5 days thereafter. The costs of such arbitration shall be borne equally by the Company and by the Objecting Holders, and as among the Objecting Holders, pro rata based on the number of shares held on an as-converted basis. Such determination of value and the sharing of costs by the Objecting Holders shall be binding on all Objecting Holders and any Original Holders that accept such Preemptive Offer. Notwithstanding anything herein to the contrary, this Section 3.4 shall not be construed to prevent or otherwise delay the closing of the offer and sale of the Offered Shares giving rise to the applicable Preemptive Offer and the procedures and determinations set forth in this Section 3.4 may occur after such closing and, the closing of the Preemptive Offers that have been accepted shall occur as soon as reasonably practicable (but no more than 15 days) after completion of such procedures and determinations.

         4.       TAG-ALONG RIGHTS.

                  4.1      TAG-ALONG RIGHTS OF THE SERIES B PREFERRED.

                           4.1.1    If any Original Holder or Affiliated group
of Original Holders proposes, in a single, bona fide, arm's length transaction or a series of related bona fide, arm's length transactions, to Transfer (such Original Holders being collectively the "TAGGED HOLDER") 10% or more of the total number of outstanding shares of Series C Preferred to transferees other than its Permitted Transferees, the Tagged Holder shall, at least 20 days prior to the closing that would trigger the obligations under this Section 4.1, give notice thereof to all other Original Holders (the "TAG-ALONG NOTICE"). The Tag-Along Notice shall identify the proposed purchaser, the consideration per share to be paid by such purchaser and the other material terms and conditions of the proposed Transfer and, in the case of a Transfer in which the consideration payable consists in part or in whole of consideration other than cash, such information relating to such consideration as any such other Original Holder may reasonably request as being necessary to evaluate such non-cash consideration (it being understood that such request shall not obligate a Tagged Holder to deliver any information to the other Original Holders not reasonably available to such Tagged Holder).

                           4.1.2    Each Original Holder receiving a Tag-Along
Notice shall have the right, exercisable as set forth below, to Transfer to the proposed transferee on the same terms as are set forth in the Tag-Along Notice, except as otherwise provided in this Section 4, up to the number of shares of Series B Preferred owned by such Original Holder at the time of the proposed Transfer, multiplied by a fraction (i) the numerator of which is the number of shares of Common Stock into which the Series C Preferred to be acquired by the transferee is then convertible (or would be convertible following the Conversion Trigger Date), and (ii) the denominator of which is the total number of shares of Common Stock into which all shares of Series B Preferred and Series C Preferred owned (beneficially and of record) by the Tagged


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Holder and all other Original Holders is then convertible (or would be convertible following the Conversion Trigger Date). The number of shares of Series C Preferred to be Transferred by the Tagged Holder shall be reduced by the aggregate amount of shares Transferred by the Tagging Holders.

                           4.1.3    Each Original Holder's rights under this
Section 4.1 may be exercised by giving written notice (which shall be irrevocable) to the Tagged Holder during the period (the "TAG-ALONG OFFER PERIOD") which is 10 days after the delivery to it of the Tag-Along Notice. The failure by any Original Holder to so notify the Tagged Holder within such Tag-Along Offer Period shall be deemed an election by such Original Holder not to exercise its rights under this Section 4.1.

                           4.1.4    The Tagged Holder shall have 120 days from
the termination of the Tag-Along Offer Period to consummate the Transfer contemplated by the Tag-Along Notice to the proposed transferees at the price and on terms no more favorable to the proposed transferee(s) than those contained in the Tag-Along Notice. If the Tagged Holder has not completed the Transfer contemplated by the Tag-Along Notice within such 120-day period, then the rights of the Tagged Holder and the Original Holders pursuant to this
Section 4.1 shall terminate as to such proposed Transfer and the Tagged Holder shall again comply with the procedures set forth in this Section 4.1 with respect to that Transfer and any subsequent proposed Transfer that is subject to this Section 4.1.

                           4.1.5    Promptly (but no more than 5 business days)
after the consummation of the Transfer of the Series B Preferred and Series C Preferred as to which one or more Original Holders have elected to participate pursuant to this Section 4.1 (each participating Original Holder being a "TAGGING HOLDER") or, the determination of the value of the consideration pursuant to Section 4(b) of the certificates of designations relating to the Preferred Stock, if other than cash or cash equivalents, whichever is earlier, the Tagged Holder shall notify the Tagging Holders thereof, shall remit to each of them its share of the total consideration (to be determined as set forth below), and shall furnish such other evidence of such Transfer and the terms thereof as may be reasonably requested by the Tagging Holders. Notwithstanding the foregoing, the Tagging Holders shall be required (i) to bear their share of any escrows, holdbacks or adjustments in purchase price established pursuant to the agreement evidencing such Transfer proportionate to the Tagging Holder's share of the total consideration and (ii) to make such representations, warranties and covenants and enter into such agreements customarily made by selling minority stockholders in similar transactions regarding (x) ownership of the shares to be transferred (including the absence of any liens), (y) due authority, and (z) other customary matters. For purposes of this Section 4, the Tagged Holder's and each Tagging Holder's share of the total consideration paid by the purchaser of shares shall be determined and allocated as though such total consideration were being distributed to such Original Holders (on a per share basis) pursuant to a Liquidation Event (as such term is defined in Section 4(a) of the certificates of designations relating to the Preferred Stock) in accordance with Section 4 of the certificates of designations relating to the Preferred Stock, solely as it relates to those shares being sold in the Transfer pursuant to this Section 4, and as though the shares sold in the Transfer pursuant to this Section 4 were the only outstanding shares of the Company at the time of such Liquidation Event.


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                           4.1.6    Notwithstanding anything contained in this
Section 4.1, there shall be no liability on the part of the Tagged Holder to other Original Holders if the Transfer pursuant to this Section 4.1 is not consummated for whatever reason. The determination of whether to effect a Transfer of Stock pursuant to this Section 4.1 by the Tagged Holder is in the sole and absolute discretion of the Tagged Holder.

                  4.2 CLOSING. In the event that the rights of an Original Holder under Section 4.1 shall be exercised, each Tagging Holder shall cause the stock certificate or certificates representing the shares covered by such Transfer to be delivered to a representative of the Tagged Holder, duly endorsed for transfer with all applicable stock transfer tax stamps attached, paid or otherwise provided for by such Tagging Holder together with such other documents and instruments as such representative may reasonably request in connection with such Transfer.

         5.       DRAG-ALONG RIGHTS.

                  5.1      DRAG-ALONG RIGHTS OF THE SERIES C PREFERRED.

                           5.1.1    If any Original Holder or Affiliated group
of Original Holders owning Series C Preferred (other than Wysocki) proposes in a single, bona fide, arm's length transaction or a series of related, bona fide, arm's length transactions (such Original Holder(s) being collectively, the "DRAGGING HOLDER") to either (a) Transfer 10% or more of the total number of outstanding shares of Series C Preferred other than sales in the open market or
(b) cause the Company to sell all or substantially all of its assets, in each case to an unaffiliated third party, then, upon written notice to all other Original Holders (each a "DRAGGED HOLDER") and the Company (a "DRAG-ALONG NOTICE"), the Dragging Holder shall have the right to cause each, but not less than all, of the Dragged Holders to participate in such Transfer (a "DRAG-ALONG TRANSACTION") as set forth below. Notwithstanding anything in this Agreement to the contrary, in the event the Dragging Holder proposes to Transfer less than a majority of the total number of outstanding shares of Converted Shares and/or Series C Preferred owned by it, such Dragging Holder shall not have the right to cause the other Original Holders to participate in the Transfer, and such Original Holders shall not have any obligation, under this Section 5 unless the consideration received by each such Dragged Holder in connection with such Transfer is equal to or greater than the Series B Preferred Base Liquidation Amount (as defined in the certificate of designations relating to the Series B Preferred) per share of Series B Preferred being Transferred.

                           5.1.2    Any Drag-Along Notice shall contain (1) the
name and address of the proposed transferee(s), (2) the proposed purchase price, terms of payment and other material terms and conditions of the proposed Drag-Along Transaction, and (3) the number of shares of the Dragged Holder's Series B Preferred and/or Converted Shares to be included in the Transfer (the "DRAGGED SHARES"), which may be up to the number of shares of Series B Preferred and Converted Shares owned by such Dragged Holder at the time of the proposed Transfer, multiplied by a fraction (i) the numerator of which is the number of shares of Converted Shares and/or Series C Preferred (on an as-converted basis) to be sold by the Dragging Holder, and (ii) the denominator of which is the total number of Converted Shares and/or shares of Series C Preferred (on an as-converted basis) owned by the Dragging Holder immediately prior to such Transfer.


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                           5.1.3    Each Dragged Holder shall consent to and
raise no objection with respect to (and will not exercise statutory appraisal rights in connection with) the transaction described in the Drag-Along Notice and will, at the option of the Dragging Holder, agree to Transfer the Dragged Shares to the proposed transferee as part of such transaction, on the same terms as are set forth in the Drag-Along Notice, except as otherwise provided in this
Section 5. After delivery of a Drag-Along Notice, the Dragging Holder shall provide any Dragged Holder with any written information regarding the proposed Transfer as reasonably requested by such Dragged Holder. If such transaction is structured as a sale of stock, within 10 days following the date of the Drag-Along Notice, each of the Dragged Holders shall deliver to a representative of the Dragging Investor designated in the Drag-Along Notice certificates representing all of the shares of Series B Preferred and/or Converted Shares to be transferred by such Dragged Holder, duly endorsed for Transfer with all applicable stock transfer tax stamps attached, paid or otherwise provided for by such Dragged Holder, together with such other documents and instruments as the Dragging Investor or its representative may reasonably request to evidence such Transfer.

                           5.1.4    Promptly (but no more than 5 business days)
after the completion of any transaction described in a Drag-Along Notice or, the determination of the value of the consideration received in such transaction pursuant to Section 4(b) of the certificates of designations relating to the Preferred Stock, if other than cash or cash equivalents, whichever is earlier, the Dragging Holder shall give notice thereof to the Dragged Holders, shall remit to each of them the transaction proceeds to which it is entitled (to be determined as set forth below) (other than any amounts that are required to be withheld pursuant to applicable law or otherwise necessary to be withheld pursuant to the agreement evidencing such Drag-Along Transaction) and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms and conditions thereof as any Dragged Holder may reasonably request. For purposes of this Section 5, the Dragging Holder's and each Dragged Holder's share of the total consideration paid by the purchaser in respect of a Drag-Along Transaction, (x) if such transaction involves a sale of shares of Stock, shall be determined and allocated as though such total consideration were being distributed to such Original Holders (on a per share basis) pursuant to a Liquidation Event (as such term is defined in
Section 4(a) of the certificates of designations relating to the Preferred Stock) in accordance with Section 4 of the certificates of designations relating to the Preferred Stock, and as though the shares sold in the Transfer pursuant to this Section 5 were the only outstanding shares of the Company at the time of such Liquidation Event or (y) if such transaction involves a sale of substantially all of the assets of the Company, shall be determined and allocated in accordance with the applicable provisions of the certificates of designations relating to the Preferred Stock.

                           5.1.5    Each of the Dragging Holder and Dragged
Holders shall bear its pro-rata share (based upon the percentage of the total consideration such holder is entitled in respect of the Drag-Along Transaction) of the costs of any Transfer of shares pursuant to a transaction described in a Drag-Along Notice to the extent such costs are incurred for the benefit of the Dragging Holder and the Dragged Holders and are not otherwise paid by the Company or the acquiring party, with the understanding that the Company shall pay such costs unless prohibited from doing so by the terms of the transaction. Costs incurred by the Dragging Holder and Dragged Holders on their own behalf shall not be considered to be costs of the transaction hereunder.


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         6.       LEGEND. Each of the Investors agrees that one or more of the following legends may be placed on the certificates of any shares of Series B Preferred and Series C Preferred (and Common Stock issuable upon conversion thereof) owned by them:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

         THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

         THE SHARES REPRESENTENTED BY THE CERTIFICATE ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS CONTAINED IN THE INVESTORS' AGREEMENT DATED AS OF JUNE 17, 2003, AS SUCH AGREEMENT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION).

         7.       MISCELLANEOUS.

                  7.1 AGREEMENT TO BE BOUND. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock, Preferred Stock or Converted Shares held by any Investor may be Transferred unless the transferee, prior to such Transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement to the same extent and in the same manner as the transferor of such shares, a copy of which writing shall be maintained on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent. Any such transferee shall be entitled to exercise all of the rights of an Investor as if an original party hereto.

                  7.2      TERM OF AGREEMENT.

                           7.2.1    This Agreement shall automatically terminate
on the occurrence of any of the following events: (i) the cessation of the Company's business or the complete liquidation of the Company; (ii) whenever one holder owns all of the shares of Stock; and (iii) upon a Qualified Public Offering.

                           7.2.2    In addition, this Agreement shall terminate
and be of no further force or effect (i) with respect to any Investor when such Investor ceases to own any Stock or (ii) by written consent in accordance with
SECTION 7.5 hereof.

                  7.3 RECAPITALIZATION, ETC. In the event that any Stock or other securities of the Company are issued in respect of, in exchange for, or in substitution of, any Common Stock or Preferred Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Stock and Preferred Stock or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

                  7.4 NOTICES. All notices required to be given to any of the parties to this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Section, for all purposes (and shall constitute valid legal service) when presented personally to such party or sent by certified or registered mail, return receipt requested, with proper postage prepaid, or any national overnight delivery service, with proper charges prepaid, or by facsimile (together with an electronically generated confirmation of receipt) to such party at its address set forth below:

                  If to the Company:

                      United Road Services, Inc.
                      10701 Middlebelt Road
                      Romulus, MI 48174
                      Attn: Michael A. Wysocki
                      Telecopy: (734) 947-7931

                      With a copy to:

                      Proskauer Rose LLP
                      1585 Broadway
                      New York, NY 10036
                      Attn:  James D. Meade, Esq.
                      Facsimile: 212-969-2900



                  If to Blue Truck:

                      Blue Truck Acquisition, LLC
                      c/o KPS Special Situations Fund, L.P.
                      200 Park Avenue, 58th Floor
                      New York, NY  10166
                      Attn:  Stephen Presser, Esq.
                      Telecopy:  (212) 867-7980

                      With a copy to:

                      Paul, Weiss, Rifkind, Wharton & Garrison LLP
                      1285 Avenue of the Americas
                      New York, New York 10019-6064
                      Attn: Carl L. Reisner, Esq.
                      Facsimile:  (212) 757-3990

                  If to CFE:

                      c/o General Electric Capital Corporation
                      800 Connecticut Avenue
                      Two North
                      Norwalk, CT 06854
                      Attn: Thomas Morante
                      Facsimile: (203) 852-3660

                      With a copy to:

                      Winston & Strawn
                      200 Park Avenue
                      New York, NY 10166
                      Attn:  William Brewer, Esq.
                      Facsimile: (212) 294-4700

                  If to Charter:

                      c/o Charterhouse Group International, Inc.
                      535 Madison Avenue
                      New York, NY 10022
                      Attn:  Joseph Rhodes
                      Facsimile: (212) 750-9704

                  with copy to:

                      Proskauer Rose LLP
                      1585 Broadway
                      New York, NY 10036
                      Attn:  James D. Meade, Esq.
                      Facsimile: 212-969-2900

                  If to Wysocki:

                       Michael A. Wysocki
                       10701 Middlebelt Road
                       Romulus, MI 48174
                       Facsimile: (734) 947-7931

Such notice shall be deemed to be received when delivered if delivered personally, the next business day after the date sent if sent by a national overnight delivery service, three (3) business days after the date mailed if mailed by certified or registered mail, or when received if sent by facsimile. Any party may change its address for purposes of this Agreement, and notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                  7.5      AMENDMENT AND WAIVER.

                           7.5.1    No failure or delay on the part of any party
hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           7.5.2    Any amendment, supplement or modification of
or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by (i) the affected party(ies), (ii) Charter, and (iii) Blue Truck, for so long as Blue Truck continues to own at least 50% of the Adjusted Number of Shares Purchased (as defined in the certificate of designations relating to the Series B Preferred).

                  7.6      SPECIFIC PERFORMANCE. The parties hereto agree that
(a) irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and (b) each of the parties has the right to seek damages or specific performance in the event that any other party hereto willfully fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

                  7.7 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  7.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  7.9 ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreements and understandings of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Ancillary Agreements. This Agreement and the Ancillary Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter, including, but not limited to, the Investors' Agreement, dated as of June 20, 2000, between the Company and Blue Truck, the Amended and Restated Investors' Rights Agreement, dated as of April 14, 2000, between the Company and Charter, and the Tag-Along Side Letter, dated as of June 20, 2000, between Blue Truck and CFE.

                  7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE'S PRINCIPLES REGARDING CONFLICTS OF LAW.

                  7.11 FURTHER ASSURANCES. Each of the parties shall, and shall cause its respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  7.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. This Agreement is not assignable by the Company and may be assigned by any Investor to any Permitted Transferee.

                  7.13 NO THIRD PARTY BENEFICIARIES. Except for Section 2.3, this Agreement is not intended to, and does not, create any rights or benefits of any Person other than the parties hereto.

                  7.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  7.15 JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in such state solely in respect of any claim relating to the interpretation and enforcement of the provisions of this Agreement, or otherwise in respect of the transactions contemplated hereby and thereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, including with respect to notice of claim provided that such notice is given pursuant of Section 7.4 hereof.

                  7.16 WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) such party understands and has considered the implications of this waiver, (iii) such party makes this waiver voluntarily, and
(iv) such party has been induced to enter into this Agreement by, among other things, the mutual waivers, agreements and certifications in this section.

                  7.17 EFFECTIVENESS. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not become effective, and the Original Holders shall have no rights hereunder, unless and until the Closing has occurred.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.



                                   UNITED ROAD SERVICES, INC.


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:



                                   BLUE TRUCK ACQUISITION, LLC

                                   By:


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:



                                   GE CAPITAL CFE, INC. (formerly, CFE, Inc.)


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:



                                   CHARTER URS LLC


                                   By:  /s/
                                        ---------------------------------------
                                        Name:
                                        Title:


                                   /s/
                                   --------------------------------------------
                                   Michael Wysocki

                                   SCHEDULE A
                                   ----------


Ed Morawski

A. Lawrence Fagan

Michael Psaros

David Shapiro

Eugene J. Kelin

Raquel Palmer

Brian Riley

Stephen Presser

Kenneth Fisher

                                   SCHEDULE B
                                   ----------


         Blue Truck designee:                   Philip von Burg

         Charter designee:                      Merril M. Halpern

         Charter designee:                      Paul Mullan

         Charter designee:                      James Silver


                                       18